Exhibit 10.1

Form 2021 Executive Performance Agreement - Section 16 Officer
Pursuant to the Cerner Corporation 2018 Performance Compensation Plan, effective as of January 1, 2018 (the “Plan”)
Plan Metrics
Your annual Target Bonus Level (TBL) is $«Total_TBL».
Your Performance Metric Payout will be based on attainment of the following Performance Metrics:

Weighting	Performance Metric
40%	Adjusted Earnings per Share (Adjusted EPS)
20%	Adjusted Revenue
20%	Free Cash Flow
10%	Client Success
10%	Organizational Health
Your Performance Metric Payout will be calculated based on the Attainment % of Performance Metric and Payout % targets established by the Compensation Committee. The applicable targets for each Performance Metric, and each applicable Attainment % of Performance Metric and Payout % for each Performance Metric, will be communicated to you under separate cover, in a manner substantially similar to the tables set forth below.

Adjusted EPS		Adjusted Revenue		Free Cash Flow

Attainment % of Performance Metric	Applicable Period Payout %	Attainment % of Performance Metric	Applicable Period Payout %	Attainment % of Performance Metric	Applicable Period Payout %

[XXX%]	[XXX%]	[XXX%]	[XXX%]	[XXX%]	[XXX%]
[XXX%]	[XXX%]	[XXX%]	[XXX%]	[XXX%]	[XXX%]
100% (target)	100%	100% (target)	100%	100% (target)	100%
[XX%]	[XX%]	[XX%]	[XX%]	[XX%]	[XX%]
[XX%]	0%	[XX%]	0%	[XX%]	0%

Client Success		Organizational Health

Change in NPS	Applicable Period Payout %	Change in Associate Survey Score	Applicable Period Payout %

[X%-Y%]	[XXX%]	[X%-Y%]	[XXX%]
[X%-Y%]	[XXX%]	[X%-Y%]	[XXX%]
[X%-Y%] (target)	100%	[X%-Y%] (target)	100%
[X%-Y%]	[XX%]	[X%-Y%]	[XX%]
[X%-Y%]	[XX%]	[X%-Y%]	50%
[X%-Y%]	0%

At the discretion of the Compensation Committee or management, your Performance Metric Payout for the year may be decreased or, at the discretion of the Compensation Committee, increased.

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Discretionary adjustments may be made based on consideration of your individual performance or other factors deemed relevant. In no event may your calculated Performance Metric Payout for the full year exceed 200% of your annual TBL.

Payment Terms, Schedule and Criteria
Terms
Payment based on each Performance Metric will be calculated annually based on approved full-year targets. If you are in an eligible role for less than a full calendar year, your annual TBL will be proportionately reduced for that year.
Any changes to your TBL during the year will be reflected in payment calculations on a pro-rata basis . As a Section 16 Officer, your annual performance-based compensation opportunity is based on (i) your approved TBL during the applicable performance year and (ii) the approved annual 2021 CPP metrics, both as established by the Compensation Committee. In its sole discretion, the Compensation Committee may elect to change your TBL or 2021 CPP metrics at any time during the year.
Corrections to prior period payments may be made and applied to current period payments earned to ensure accurate incentive payments.
Timing
Payment of earned TBL will be made approximately sixty (60) days after the end of the applicable performance period, subject to satisfaction of the eligibility criteria below.
Criteria
1.In order to be eligible for any payments under this Award, Cerner must have received your signed Cerner Associate Employment Agreement and Mutual Arbitration Agreement, which governs the terms and conditions of your employment with Cerner.
2.Payments under the Plan for the year will be forfeited if you fail to complete performance reviews/self-appraisals as required by Cerner's Human Resources group.
3.Exceptions to the above items will be considered and determined by the Plan Administrator(s), in its sole discretion.
Other Considerations

1.Termination of Eligibility: Your eligibility under the Plan will be terminated immediately in the event of termination of employment with Cerner Corporation or any of its subsidiaries (“Cerner”), for any reason (voluntarily or involuntarily), or transfer to a non-Cerner Performance Plan (CPP) eligible role. Payments are earned only for the completed period (i.e., if employment with Cerner is terminated or if participation in the Plan is otherwise terminated at any time before the completion of a period, no incentive will be earned or paid). You will be entitled to payment for the earned CPP incentive only if you are employed in your CPP-eligible role on the last day of the applicable period.
2.Leave of Absence: If you are not actively at work for more than twelve weeks of the performance plan period, your Performance Metric Payout will be reduced pro rata based on the amount of time you are not actively at work.
3.Repayments to Cerner: In the event your employment is terminated, for any reason (voluntarily or involuntarily), and you owe money to Cerner, for any reason, or you are required to return incentive payments, Cerner may deduct the amounts owed from all accounts due to you, such as salary, advances, vacation pay, expense reimbursements, incentive payments, and other Cerner monies owed to you. To the extent such amounts are not setoff, you will remain liable for any remaining balance. Cerner reserves the right to collect any outstanding balance through legal means if necessary.
4.Acceptance: Unless you revoke this CPP Award by notifying Cerner's HR Service Center at the following email address equityadmin@cerner.com within 30 days of the date of receipt of this CPP Award, you will be deemed to have accepted this CPP Award.

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5.Incentive Payment Recovery; Clawback: This CPP Award, and any right to receive and retain any Performance Metric Payout hereunder, is subject to rescission, forfeiture, cancellation or recoupment, in whole or in part, if and to the extent so provided under the Cerner Corporation Incentive Awards and Severance Payment Clawback Policy for Executive Officers and Applicable Persons, as in effect from time to time, or any other applicable clawback, adjustment or similar policy in effect on or established after the date of this CPP Award (the “Clawback Policy”). By accepting this CPP Award, you agree that you are obligated to provide all assistance necessary to Cerner to recover or recoup any of the Performance Metric Payout or other value pursuant to this CPP Award which is subject to recovery or recoupment pursuant to the Clawback Policy. Such assistance shall include completing any documentation necessary to recover or recoup any portion of the Performance Metric Payout received pursuant to this CPP Award from any accounts you maintain or any pending or future compensation.
6.Modifications to this Award: The Plan Administrator reserves the right, in its sole discretion, to interpret and modify this Award agreement: (a) during the performance period to coincide with changing corporate objectives, and (b) during or after the performance period to: (i) avoid windfall payments unintentionally derived from the Plan design that may result from the highly variable nature of many Client Agreement(s) or market conditions and/or (ii) adjust payments or terminate this CPP Award when an Associate’s performance has been documented by management to be unacceptable. Such modifications will occur only under the authority of the Plan Administrator(s), in its sole discretion. Any component of this Award may be adjusted to ensure that you receive adequate, yet reasonable, compensation.
Capitalized terms used but not otherwise defined in this Award have the meanings set forth in the Plan Glossary (updated effective January 1, 2021).

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© Cerner Corporation. All rights reserved.